Exhibit 99.1

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NYSE Euronext Announces Third Quarter 2013 Financial Results

— Third Quarter GAAP Diluted EPS of $0.73 vs. $0.44 in Prior Year —

— Non-GAAP Diluted EPS of $0.53, Up 21% Excluding Merger Expenses, Exit Costs and Discrete Items –

— Renegotiated Continental Derivatives Clearing Agreement with LCH.Clearnet SA —

— Global Leader in IPOs Year-to-Date —

Financial and Operating Highlights1, 2

•	Diluted non-GAAP EPS of $0.53, up 21% compared to 3Q12

•	Net revenue of $574 million up 3% compared to 3Q12

•	Fixed operating expenses of $372 million, down 5% on constant dollar / portfolio basis vs. 3Q12

•	Operating income of $202 million, up 18% compared to 3Q12

•	Debt-to-EBITDA ratio 2.1 times, down from 2.5 times at end of 2012

[1]	All comparisons versus 3Q12 unless otherwise stated. Excludes merger expenses, exit costs, charge for fair value adjustment to RSU awards, disposal activities and discrete tax items.
[2]	A full reconciliation of our non-GAAP results to our GAAP results is included in the attached tables. See also our statement on non-GAAP financial measures at the end of this earnings release.

NEW YORK – November 5, 2013 – NYSE Euronext (NYX) today reported net income of $178 million, or $0.73 per diluted share on a GAAP basis, for the third quarter of 2013, compared to net income of $108 million, or $0.44 per diluted share, for the third quarter of 2012. Results for the third quarter of 2013 and 2012 included $24 million and $18 million, respectively, of pre-tax merger expenses and exit costs. Third quarter 2013 results included a $5 million pre-tax gain on the sale of our 12% stake in the Qatar Exchange. Our third quarter 2013 and 2012 GAAP effective tax rate both included a discrete net deferred tax benefit, principally related to the enacted reduction in the corporate tax rate in the United Kingdom. Excluding merger expenses, exit costs, disposal activity and discrete tax items, net income in the third quarter of 2013 was $131 million, or $0.53 per diluted share on a non-GAAP basis, compared to $108 million, or $0.44 per diluted share on a non-GAAP basis, in the third quarter of 2012.

“I would like to thank all of our clients, shareholders and employees for their support while we worked through our transformative deal with IntercontinentalExchange,” said Duncan L. Niederauer, CEO, NYSE Euronext. “Throughout the process, we continued to execute against our business plan by transitioning our clearing operation, building substantial momentum in our Listings business, achieving our cost saving commitments for 2013 early and managing our capital in a disciplined way for our shareholders. We are especially pleased that Twitter recently announced they will list on the NYSE. What we accomplished has set an excellent foundation for the combination of our two great companies.”

The table below summarizes the financial results1 for the third quarter of 2013:

				% Δ 3Q13	Year-to-Date		% Δ YTD ’13
($ in millions, except EPS)	3Q13	2Q13	3Q12	vs. 3Q12	2013	2012	vs. YTD ’12
Total Revenues[2]	$890	$995	$902	(1%)	$2,848	$2,840	0%

Total Revenues, Less Transaction-Based Expenses[3]	574	611	559	3%	1,785	1,762	1%
Other Operating Expenses [4]	372	382	388	(4%)	1,134	1,189	(5%)

Operating Income [4]	$202	$229	$171	18%	$651	$573	14%
Net Income[5]	$131	$153	$108	21%	$423	$357	18%
Diluted Earnings Per Share[5]	$0.53	$0.63	$0.44	22%	$1.73	$1.41	23%

Operating Margin	35%	37%	31%	4 ppts	36%	33%	3 ppts
Adjusted EBITDA Margin	46%	48%	42%	4 ppts	47%	44%	3 ppts

[1]	A full reconciliation of our non-GAAP results to our GAAP results is included in the attached tables. See also our statement on non-GAAP financial measures at the end of this earnings release.
[2]	Includes activity assessment fees.
[3]	Transaction-based expenses include Section 31 fees, liquidity payments and routing & clearing fees.
[4]	Excludes merger expenses, exit costs and charge for fair value adjustment to RSU awards.
[5]	Excludes merger expenses, exit costs, charge for fair value adjustment to RSU awards, disposal activities and discrete tax items.

THIRD QUARTER 2013 CONSOLIDATED RESULTS

Total revenues, less transaction-based expenses, which include Section 31 fees, liquidity payments and routing and clearing fees (net revenue), were $574 million in the third quarter of 2013, up 3% from the third quarter of 2012 and included a $5 million positive impact from foreign currency fluctuations.

Other operating expenses, excluding merger expenses and exit costs, were $372 million in the third quarter of 2013, down $16 million, or 4% compared to the third quarter of 2012. Excluding the impact of new business initiatives and a $1 million negative impact attributable to foreign currency fluctuations, other operating expenses were down $19 million, or 5%, compared to the third quarter of 2012.

Realized Project 14 savings through the third quarter of 2013 were $175 million, which represented 70% of the total $250 million expected to be saved by the end of 2014.

Operating income, excluding merger expenses and exit costs, was $202 million, up $31 million, or 18% compared to the third quarter of 2012 and included a $4 million positive impact from foreign currency fluctuations.

Adjusted EBITDA, excluding merger expenses and exit costs, was $266 million, up $31 million, or 13% compared to the third quarter of 2012. Adjusted EBITDA margin was 46% in the third quarter of 2013, compared to 42% in the third quarter of 2012.

The decline in net interest and investment loss compared to the second quarter of 2013 was driven by the retirement of the remaining $414 million of the $750 million 4.80% notes in the second quarter of 2013.

Loss from associates is primarily related to New York Portfolio Clearing. Net (income) loss attributable to non-controlling interest consists primarily of net income attributable to NYSE Amex Options, which was partially offset by the net loss attributable to NYSE Liffe U.S.

The effective tax rate for the third quarter of 2013, excluding merger expenses, exit costs and discrete tax items, was 24% compared to approximately 21% for the third quarter of 2012.

The weighted average diluted shares outstanding in the third quarter of 2013 was 245 million, down from 247 million in third quarter of 2012.

At September 30, 2013, total debt was $2.3 billion. Cash, cash equivalents and short term financial investments (including $21 million related to Section 31 fees collected from market participants and due to the SEC) were $0.4 billion and net debt was $1.9 billion. The cash balance as of September 30, 2013 included $120 million received from our sale of the 12% stake in the Qatar Exchange.

The ratio of debt-to-EBITDA at the end of the third quarter of 2013 was 2.1x, down from 2.5x at the end of 2012.

Total capital expenditures were $38 million in the third quarter of 2013, down from $41 million in the third quarter of 2012. Year-to-date capital expenditures of $97 million were well below the $125 million recorded for the same period in 2012, and trending below full-year 2013 guidance of $150 million.

SUBSEQUENT EVENT

On October 14, 2013 NYSE Euronext and LCH.Clearnet SA signed a new five-year agreement to clear NYSE Euronext’s continental listed derivatives, which included governance changes that will take effect immediately and new commercial terms beginning in April 2014. Starting April 1, 2014, NYSE Euronext will begin recognizing revenues as a result of this new agreement and will compensate LCH.Clearnet SA for certain clearing and risk management services.

THIRD QUARTER 2013 SEGMENT RESULTS

Below is a summary of business segment results:

	Derivatives			Cash Trading & Listings			Info. Svcs. & Tech. Solutions
	Net	Operating	Adjusted	Net	Operating	Adjusted		Operating	Adjusted
($ in millions)	Revenue[1]	Income[2]	EBITDA[2]	Revenue[1]	Income[2]	EBITDA[2]	Revenue	Income[2]	EBITDA[2]
3Q13	$166	$85	$94	$295	$118	$160	$113	$25	$38
2Q13	$195	$103	$111	$302	$128	$169	$114	$25	$38
3Q12	$164	$68	$78	$282	$104	$145	$113	$23	$36

YTD 2013	$562	$292	$318	$884	$360	$483	$339	$75	$114
YTD 2012	$522	$232	$262	$886	$350	$476	$353	$78	$118

[1]	Net revenue defined as total revenues less transaction-based expenses including Section 31 fees, liquidity payments and routing & clearing fees.
[2]	Excludes merger expenses and exit costs.

DERIVATIVES

Derivatives net revenue of $166 million in the third quarter of 2013 increased $2 million, or 1% compared to the third quarter of 2012 and included a $1 million negative impact from foreign currency fluctuations. The $3 million increase in derivatives net revenue, on a constant currency basis, compared to the third quarter of 2012, was driven by slightly higher average daily trading volumes (“ADV”) in European interest rate derivatives products, which increased 14%. The successful clearing transition for the London-based derivatives market of NYSE Liffe to ICE Clear Europe in the third quarter of 2013 resulted in a reduction in costs of approximately $8 million in the quarter. Highlights for the third quarter of 2013 included:

•	Global derivatives ADV, excluding Bclear, in the third quarter of 2013 of 6.7 million contracts decreased 4% compared to the third quarter of 2012 and decreased 21% compared to second quarter of 2013 levels.

•	NYSE Euronext European derivatives products ADV of 3.1 million contracts in the third quarter of 2013 decreased 8% compared to the third quarter of 2012 and decreased 23% from second quarter of 2013 levels. Excluding Bclear, European derivatives products ADV in the third quarter of 2013 increased 5% compared to the third quarter of 2012, but decreased 19% from the second quarter of 2013.

•	U.S. equity options ADV in the third quarter of 2013 decreased 1% to 3.5 million contracts compared to the third quarter of 2012 and decreased 20% from the second quarter of 2013. U.S. consolidated equity options ADV of 13.6 million contracts decreased 1% compared to the third quarter of 2012 and decreased 14% from the second quarter of 2013. NYSE Euronext’s U.S. equity options exchanges accounted for 26% of total consolidated U.S. equity options trading in the third quarter of 2013, in-line with the third quarter of 2012, and down from 28% in the second quarter of 2013.

•	NYSE Liffe has introduced Universal Stock Futures on Canadian and South African stocks on Bclear, the Exchange’s trade administration and clearing service. The geographical expansion of the Bclear product range will enhance the diversity of the underlyings available to the Exchange’s customers, with the possibility to trade futures on over 1,250 large and mid-cap stocks denominated in 12 currencies. In Europe, NYSE Liffe is the only exchange offering futures on Canadian and South African stocks in their respective domestic currencies.

•	NYSE Liffe U.S. announced the listing of a new futures contract based on the widely followed NYSE Arca Gold Miners Index (“GDF futures”), pending regulatory approval. These innovative new futures will complement the existing market for the Market Vectors®Gold Miners ETP (GDX®) listed on NYSE Arca as well as options on GDX® traded on the NYSE Arca and NYSE Amex options platforms.

CASH TRADING AND LISTINGS

Cash Trading and Listings net revenue of $295 million in the third quarter of 2013 increased $13 million, or 5% compared to the third quarter of 2012 and included a $5 million positive impact from foreign currency fluctuations. The $8 million increase in Cash Trading and Listings net revenue, on a constant currency basis, compared to the third quarter of 2012, was driven by higher non-trading revenues. Highlights for the third quarter of 2013 included:

•	European cash ADV of 1.3 million transactions in the third quarter of 2013 increased 2% from the third quarter of 2012, but decreased 9% from second quarter of 2013 levels. European cash market share (value traded) in NYSE Euronext’s four core markets was 66% in the third quarter of 2013, down from 68% in the third quarter of 2012 and down from 67% in the second quarter of 2013.

•	In the U.S., cash trading ADV in the third quarter of 2013 decreased 11% to 1.4 billion shares from 1.6 billion shares in the third quarter of 2012 and decreased 13% from the second quarter of 2013. Tape A matched market share was 31% in the third quarter of 2013, down from the 32% recorded in the third quarter of 2012, but in-line with the second quarter of 2013. Trading off-exchange, as reported by Trade Reporting Facilities (“TRF”), increased to 37% of overall consolidated average daily volume in the third quarter of 2013, up from 32% in the third quarter of 2012 and up from 35% in the second quarter of 2013.

•	NYSE Euronext ranked #1 globally in initial public offerings (IPOs) and follow-ons globally through the third quarter of 2013. NYSE Euronext raised $36.5 billion in total global proceeds on 104 IPOs and $131.1 billion in total global proceeds on 397 follow-ons. In the U.S., NYSE Euronext led the market with 74 IPOs raising $21.9 billion in proceeds (excluding closed-end funds) and has steadily captured share in technology-based IPOs. Twitter’s announcement that they will list on NYSE is an examples of this trend. NYSE Euronext has listed 53% of the technology IPOs in the U.S., including Violin Memory, RingCentral, MiX Telematics, Cvent, and YuMe in the third quarter of 2013.

•	NYSE was the leader in transfers – 7 companies with $160.9 billion in total market capitalization transferred to the NYSE through the third quarter of 2013. Oracle Corp. (ORCL) began trading on the NYSE on 7/15/2013. ORCL is the largest transfer in history with $148.2 billion in market capitalization. Since 2010, five Nasdaq-100 Index members have transferred to the NYSE, including two in 2013 (Oracle Corp. and Perrigo Co.). Since 2000, 230 companies have transferred to the NYSE with a total market capitalization of $698.7 billion.

•	In the third quarter of 2013, NYSE Euronext listing activity on its European markets continued a positive trend with 5 new listings, bringing the total to 23 in 2013. IPO activity in Belgium reopened with the listing of Cardio3 BioSciences, while NYSE Euronext London welcomed its third listing with Norbert Dentressangle, a leading European logistics company.

•	NYSE Euronext announced a strategic partnership with ACE, a leading transaction management platform for private placements of equity, debt and other securities. NYSE Euronext and ACE will establish an independent technology backbone for new issuances of private securities, with the goal of bringing greater transparency and efficiencies to the private market, just as NYSE Euronext has brought to the public market.

INFORMATION SERVICES AND TECHNOLOGY SOLUTIONS

Information Services and Technology Solutions revenue was $113 million in the third quarter of 2013, in-line with the third quarter of 2012 and included a $1 million positive impact from foreign currency fluctuations. Highlights for the third quarter of 2013 included:

•	Russell Indexes, a leading global index provider and NYSE Euronext, one of the world’s premier exchange operators and technology innovators, announced new enhancements to RussellTick™, an index feed for real-time, intra-day values for the Russell family of global indexes. These enhancements represent an additional step in the growing global alliance between Russell Indexes and NYSE Euronext.

•	NYSE Technologies welcomed Banco Carregosa, a private bank based in Porto, as its first Portuguese SuperFeed™ customer. SuperFeed™ provides customers with consolidated access to market data from major US, European and Asian markets, in a single normalized format over NYSE Technologies’ Secure Financial Transaction Infrastructure (SFTI) network.

•	First Derivatives, a leading provider of software and consulting services to the capital markets industry, and NYSE Technologies are working together to create a new suite of historical data solutions. Combining NYSE Technologies’ historical and real-time data expertise covering cash, options, futures and corporate actions with First Derivatives’ products and market expertise, the “Tick as a Service” offering will build into a suite of innovative market services for clients to gain efficient access to large data stores for analytical back testing and compliance.

•	NYSE Technologies has obtained approval from the Chinese State Council Information Office (SCIO) to distribute market data in China. With the license from the SCIO, NYSE Technologies will disseminate financial information including NYSE Euronext’s real-time and historical market data, as well as SuperFeed services to market participants in mainland China.

•

NYSE Technologies and KOSCOM, the technology firm created by the Korean Ministry of Finance and Korea Exchange, have signed a Global Trading Hub Connectivity Agreement. The agreement will empower local traders and strengthen the Memorandum of Understanding (MOU) signed by both organizations in March 2012. In partnership with KOSCOM, NYSE Technologies has agreed to cross-connect its 1,300 member MarketplaceTM trading community to KOSCOM’s STP Hub of 130 key Korean firms.

•	ASX and NYSE Technologies, the commercial technology business of NYSE Euronext announced that they have connected their respective global networks. The linking of ASX Net Global and NYSE Technologies’ SFTI will initially provide customers of NYSE Technologies cost-effective access to ASX markets and market data services.

# # #

The accompanying tables include information integral to assessing the Company’s financial performance.

Non-GAAP Financial Measures

To supplement NYSE Euronext’s consolidated financial statements prepared in accordance with GAAP and to better reflect period-over-period comparisons, NYSE Euronext uses non-GAAP financial measures of performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure, calculated and presented in accordance with GAAP. Non-GAAP financial measures do not replace and are not superior to the presentation of GAAP financial results, but are provided to (i) present the effects of certain merger expenses, exit costs, disposal activities, the BlueNext tax settlement, charge for fair value adjustment to RSU awards and discrete tax items, and (ii) improve overall understanding of NYSE Euronext’s current financial performance and its prospects for the future. Specifically, NYSE Euronext believes the non-GAAP financial results provide useful information to both management and investors regarding certain additional financial and business trends relating to financial condition and operating results. In addition, management uses these measures for reviewing financial results and evaluating financial performance. The non-GAAP adjustments for all periods presented are based upon information and assumptions available as of the date of this release.

About NYSE Euronext

NYSE Euronext (NYX) is a leading global operator of financial markets and provider of innovative trading technologies. The company’s exchanges in Europe and the United States trade equities, futures, options, fixed-income and exchange-traded products. With approximately 8,000 listed issues (excluding European Structured Products), NYSE Euronext’s equities markets - the New York Stock Exchange, NYSE Euronext, NYSE MKT, NYSE Alternext and NYSE Arca - represent one-third of the world’s equities trading, the most liquidity of any global exchange group. NYSE Euronext also operates NYSE Liffe, one of the leading European derivatives businesses and the world’s second-largest derivatives business by value of trading. The company offers comprehensive commercial technology, connectivity and market data products and services through NYSE Technologies. For more information, please visit: http://www.nyx.com.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This written communication contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should carefully read forward-looking statements, including statements that contain these words, because they discuss our future expectations or state other “forward-looking” information. Forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. ICE Group, ICE and NYSE Euronext caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement.

Forward-looking statements include, but are not limited to, statements about the benefits of the proposed merger involving ICE Group, ICE and NYSE Euronext, including future financial results, ICE’s and NYSE Euronext’s plans, objectives, expectations and intentions, the expected timing of completion of the transaction and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in ICE’s and NYSE Euronext’s filings with the U.S. Securities and Exchange Commission (the “SEC”). These risks and uncertainties include, without limitation, the following: the inability to close the merger in a timely manner; the failure to satisfy other conditions to completion of the merger, including receipt of required regulatory and other approvals; the failure of the proposed transaction to close for any other reason; the possibility that any of the anticipated benefits of the proposed transaction will not be realized; the risk that integration of NYSE Euronext’s operations with those of ICE will be materially delayed or will be more costly or difficult than expected; the challenges of integrating and retaining key employees; the effect of the announcement of the transaction on ICE’s, NYSE Euronext’s or the combined company’s respective business relationships, operating results and business generally; the possibility that the anticipated synergies and cost savings of the merger will not be realized, or will not be realized within the expected time period; the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; general competitive, economic, political and market conditions and fluctuations; actions taken or conditions imposed by the United States and foreign governments or regulatory authorities; and adverse outcomes of pending or threatened litigation or government investigations. In addition, you should carefully consider the risks and uncertainties and other factors that may affect future results of the combined company, as are described in the section entitled “Risk Factors” in the joint proxy statement/prospectus filed by ICE Group with the SEC, and as described in ICE’s and NYSE Euronext’s respective filings with the SEC that are available on the SEC’s web site located at www.sec.gov, including the sections entitled “Risk Factors” in ICE’s Form 10-K for the fiscal year ended December 31, 2012, as filed with the SEC on February 6, 2013, and “Risk Factors” in NYSE Euronext’s Form 10-K for the fiscal year ended December 31, 2012, as filed with the SEC on February 26, 2013. You should not place undue reliance on forward-looking statements, which speak only as of the date of this written communication. Except for any obligations to disclose material information under the Federal securities laws, ICE Group, ICE and NYSE Euronext undertake no obligation to publicly update any forward-looking statements to reflect events or circumstances after the date of this written communication.

NYSE Euronext

Condensed consolidated statements of income (unaudited)

(in millions, except per share data)

	Three months ended			Nine months ended
	Sept. 30, 2013	June 30, 2013	Sept. 30, 2012	Sept. 30, 2013	Sept. 30, 2012
Revenues
Transaction and clearing fees	$554	$657	$570	$1,845	$1,828
Market data	91	91	85	265	263
Listing	113	111	112	334	334
Technology services	74	77	81	231	254
Other revenues	58	59	54	173	161

Total revenues	890	995	902	2,848	2,840
Transaction-based expenses:
Section 31 fees	61	78	74	214	226
Liquidity payments, routing and clearing	255	306	269	849	852

Total revenues, less transaction-based expenses	574	611	559	1,785	1,762

Other operating expenses
Compensation	150	154	145	465	457
Depreciation and amortization	64	62	64	188	196
Systems and communications	40	42	44	125	133
Professional services	63	67	76	199	218
Selling, general and administrative	55	57	59	167	185
Merger expenses and exit costs	24	22	18	54	61

Total other operating expenses	396	404	406	1,198	1,250

Operating income	178	207	153	587	512
Net interest and investment income (loss)	(23)	(25)	(28)	(75)	(84)
Loss from associates	(2)	(3)	(2)	(7)	(5)
Net gain (loss) on disposal activities	5	10	—	15	(2)
Other income (loss)	—	6	1	5	4

Income before income taxes	158	195	124	525	425
Income tax benefit (provision)	24	(17)	(12)	(34)	(91)

Net income	182	178	112	491	334
Net (income) loss attributable to noncontrolling interest	(4)	(5)	(4)	(14)	(14)

Net income attributable to NYSE Euronext	$178	$173	$108	$477	$320

Basic earnings per share attributable to NYSE Euronext	$0.73	$0.71	$0.44	$1.96	$1.27
Diluted earnings per share attributable to NYSE Euronext	$0.73	$0.71	$0.44	$1.95	$1.26
Basic weighted average shares outstanding	243	243	246	243	252
Diluted weighted average shares outstanding	245	244	247	245	253

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

	Three months ended			Nine months ended
Non-GAAP Reconciliation	Sept. 30, 2013	June 30, 2013	Sept. 30, 2012	Sept. 30, 2013	Sept. 30, 2012
Income (loss) before income taxes - GAAP	$158	$195	$124	$525	$425
Excluding:
Merger expenses and exit costs	24	22	18	54	61
Net (gain) loss on disposal activities	(5)	(10)	—	(15)	2
Fair value adjustment to RSU awards	—	—	—	10	—

Income before income taxes - as adjusted	177	207	142	574	488
Income tax provision	(42)	(49)	(30)	(137)	(117)

Net income - as adjusted	135	158	112	437	371
Net (income) loss attributable to noncontrolling interest	(4)	(5)	(4)	(14)	(14)

Net income attributable to NYSE Euronext - as adjusted	$131	$153	$108	$423	$357

Diluted earnings per share attributable to NYSE Euronext	$0.53	$0.63	$0.44	$1.73	$1.41

NYSE Euronext

Segment Results (unaudited)

(in millions)

		Three months ended					Three months ended
		September 30, 2013					September 30, 2012
		Derivatives	Cash Trading and Listings	Information Services and Technology Solutions	Corporate and Eliminations	Consolidated	Derivatives	Cash Trading and Listings	Information Services and Technology Solutions	Corporate and Eliminations	Consolidated
Revenues
Transaction and clearing fees		$217	$337	$—	$—	$554	$198	$372	$—	$—	$570
Market data		10	42	39	—	91	11	42	32	—	85
Listing		—	113	—	—	113	—	112	—	—	112
Technology services		—	—	74	—	74	—	—	81	—	81
Other revenues		9	49	—	—	58	11	43	—	—	54

Total revenues		236	541	113	—	890	220	569	113	—	902
Transaction-based expenses:
Section 31 fees		—	61	—	—	61	—	74	—	—	74
Liquidity payments, routing and clearing		70	185	—	—	255	56	213	—	—	269

Total revenues, less transaction-based expenses		166	295	113	—	574	164	282	113	—	559
Depreciation and amortization	[a]	9	42	13	—	64	10	41	13	—	64
Merger expenses and exit costs (M&E)	[b]	1	3	2	18	24	13	2	2	1	18
Other operating expenses		72	135	75	26	308	86	137	77	24	324

Operating income - GAAP	[c]	$84	$115	$23	$(44)	$178	$55	$102	$21	$(25)	$153

Operating income excluding M&E	[c] + [b]	$85	$118	$25	$(26)	$202	$68	$104	$23	(24)	$171

Adjusted EBITDA	[c] + [b] + [a]	$94	$160	$38	$(26)	$266	$78	$145	$36	(24)	$235

Operating margin excluding M&E		51%	40%	22%	N/M	35%	41%	37%	20%	N/M	31%
Adjusted EBITDA margin		57%	54%	34%	N/M	46%	48%	51%	32%	N/M	42%

		Nine months ended					Nine months ended
		September 30, 2013					September 30, 2012
		Derivatives	Cash Trading and Listings	Information Services and Technology Solutions	Corporate and Eliminations	Consolidated	Derivatives	Cash Trading and Listings	Information Services and Technology Solutions	Corporate and Eliminations	Consolidated
Revenues
Transaction and clearing fees		$750	$1,095	$—	$—	$1,845	$623	$1,205	$—	$—	$1,828
Market data		30	127	108	—	265	33	131	99	—	263
Listing		—	334	—	—	334	—	334	—	—	334
Technology services		—	—	231	—	231	—	—	254	—	254
Other revenues		34	139	—	—	173	33	127	—	1	161

Total revenues		814	1,695	339	—	2,848	689	1,797	353	1	2,840
Transaction-based expenses:
Section 31 fees		—	214	—	—	214	—	226	—	—	226
Liquidity payments, routing and clearing		252	597	—	—	849	167	685	—	—	852

Total revenues, less transaction-based expenses		562	884	339	—	1,785	522	886	353	1	1,762
Depreciation and amortization	[a]	26	123	39	—	188	30	126	40	—	196
Merger expenses and exit costs (M&E)	[b]	6	10	6	32	54	21	15	12	13	61
Fair value adjustment to RSU awards	[c]	—	—	—	10	10	—	—	—	—	—
Other operating expenses		244	401	225	76	946	260	410	235	88	993

Operating income - GAAP	[d]	$286	$350	$69	$(118)	$587	$211	$335	$66	$(100)	$512

Operating income excluding M&E and fair value adjustment to RSU awards	[d] + [c] + [b]	$292	$360	$75	$(76)	$651	$232	$350	$78	$(87)	$573

Adjusted EBITDA	[d] + [c] + [b] + [a]	$318	$483	$114	$(76)	$839	$262	$476	$118	$(87)	$769

Operating margin excluding M&E and fair value adjustment to RSU awards		52%	41%	22%	N/M	36%	44%	40%	22%	N/M	33%
Adjusted EBITDA margin		57%	55%	34%	N/M	47%	50%	54%	33%	N/M	44%

N/M = Not meaningful	We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

NYSE Euronext

Fixed operating expenses (unaudited)

(in millions)

Expense Base Development on a Constant $ / Constant Portfolio Basis

Fixed operating expenses for the three months ended September 30, 2013 - GAAP	$396
Less:
Merger expenses and exit costs	(24)

	$372
Excluding the impact of:
Currency translation	(1)
New business initiatives	(2)

Fixed operating expenses for the three months ended September 30, 2013 - as adjusted	$369	[a]

Fixed operating expenses for the three months ended September 30, 2012 - GAAP	$406
Less:
Merger expenses and exit costs	(18)

Fixed operating expenses for the three months ended September 30, 2012 - as adjusted	$388	[b]

Variance ($)	$(19	)[a] - [b] = [c]

Variance (%)	-5	%[c] / [b]

Fixed operating expenses for the nine months ended September 30, 2013 - GAAP	$1,198
Less:
Fair value adjustment to RSU awards	$(10)
Merger expenses and exit costs	(54)

	$1,134
Excluding the impact of:
Currency translation	2
New business initiatives	(19)

Fixed operating expenses for the nine months ended September 30, 2013 - as adjusted	$1,117	[a]

Fixed operating expenses for the nine months ended September 30, 2012 - GAAP	$1,250
Less:
Merger expenses and exit costs	(61)

Fixed operating expenses for the nine months ended September 30, 2012 - as adjusted	$1,189	[b]

Variance ($)	$(72	)[a] - [b] = [c]

Variance (%)	-6	%[c] / [b]

Expense Base Development Versus Project 14 Cost Savings Plan

Fixed operating expenses for the nine months ended September 30, 2013 - GAAP	$1,198
Fixed operating expenses for the three months ended December 31, 2012 - GAAP	465

Fixed operating expenses for the trailing twelve months ended September 30, 2013 - GAAP	$1,663
Less:
Fair value adjustment to RSU awards	$(13)
Merger expenses and exit costs	(127)

	$1,523
Excluding the impact of:
New business initiatives	(48)
Currency translation(1)	16

Fixed operating expenses for the the trailing twelve months ended September 30, 2013 - as adjusted	$1,491	[a]

Fixed operating expenses for the year ended December 31, 2011 - base year	$1,666	[b]

Project 14 Cost Savings	$175	[b]-[a] = [c]

Cumulative Project 14 Cost Savings to date as % of total $250 million plan	70	%[c] / $250

(1)	We measure the Project 14 cost savings utilizing constant currency rates of $1.35 for the Euro and $1.60 for the Pound Sterling.

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

NYSE Euronext

Condensed consolidated statements of financial condition (unaudited)

(in millions)

	Sept. 30,	Dec. 31,
	2013	2012
Assets
Current assets:
Cash, cash equivalents, and short term financial investments	$437	$380
Accounts receivable, net	399	405
Deferred income taxes	65	67
Other current assets	111	156

Total current assets	1,012	1,008

Property and equipment, net	893	948
Goodwill	4,191	4,163
Other intangible assets, net	5,803	5,783
Deferred income taxes	67	74
Other assets	432	580

Total assets	$12,398	$12,556

Liabilities and equity
Accounts payable and accrued expenses	$639	$824
Deferred revenue	225	138
Short term debt	213	454

Total current liabilities	1,077	1,416

Long term debt	2,088	2,055
Deferred income taxes	1,362	1,435
Accrued employee benefits	560	602
Deferred revenue	384	378
Other liabilities	22	27

Total liabilities	5,493	5,913

Redeemable noncontrolling interest	273	274

Equity	6,632	6,369

Total liabilities and equity	$12,398	$12,556

NYSE Euronext

Selected Statistical Data:

Volume Summary

	Average Daily Volume					Total Volume					Total Volume
(Unaudited)	3Q13	2Q13	% Δ 3Q13 vs. 2Q13	3Q12	% Δ 3Q13 vs. 3Q12	3Q13	2Q13	% Δ 3Q13 vs. 2Q13	3Q12	% Δ 3Q13 vs. 3Q12	YTD 2013	YTD 2012	% Δ
Number of Trading Days - European Cash	66	63		65		66	63		65		191	192
Number of Trading Days - European Derivatives	66	64		65		66	64		65		192	193
Number of Trading Days - U.S. Markets	64	64		63		64	64		63		188	188

European Derivatives Products (contracts in thousands)	3,127	4,048	-22.8%	3,383	-7.6%	206,355	259,087	-20.4%	219,866	-6.1%	745,379	729,643	2.2%
of which Bclear	446	749	-40.4%	829	-46.2%	29,432	47,918	-38.6%	53,856	-45.3%	132,099	207,412	-36.3%
Avg. Net Revenue Per Contract (ex. Bclear)	$0.622	$0.610	2.0%	$0.657	-5.3%	$0.622	$0.610	2.0%	$0.657	-5.3%
Avg. Net Revenue Per Contract (ex. Bclear) - Currency Neutral	$0.622	$0.614	1.3%	$0.644	-3.4%	$0.622	$0.614	1.3%	$0.644	-3.4%

Total Interest Rate Products[1]	1,967	2,463	-20.2%	1,731	13.6%	129,808	157,654	-17.7%	112,531	15.4%	457,895	350,918	30.5%

Short Term Interest Rate Products	1,810	2,276	-20.5%	1,583	14.3%	119,441	145,688	-18.0%	102,912	16.1%	423,839	321,829	31.7%
Medium and Long Term Interest Rate Products	157	187	-16.0%	148	6.1%	10,367	11,965	-13.4%	9,619	7.8%	34,056	29,089	17.1%

Total Equity Products[2]	1,065	1,496	-28.8%	1,551	-31.3%	70,311	95,732	-26.6%	100,803	-30.2%	269,845	361,965	-25.4%

Individual Equity Products	638	966	-33.9%	1,100	-42.0%	42,134	61,801	-31.8%	71,513	-41.1%	174,114	267,841	-35.0%
Futures	285	606	-53.0%	696	-59.1%	18,803	38,806	-51.5%	45,265	-58.5%	98,557	179,402	-45.1%
Options	353	359	-1.6%	404	-12.5%	23,331	22,995	1.5%	26,248	-11.1%	75,557	88,439	-14.6%
Equity Index Products	427	530	-19.5%	451	-5.3%	28,177	33,931	-17.0%	29,290	-3.8%	95,731	94,124	1.7%

of which Bclear	444	748	-40.6%	829	-46.4%	29,432	47,918	-38.6%	53,856	-45.3%	132,099	207,412	-36.3%
Individual Equity Products	366	650	-43.7%	754	-51.5%	24,159	41,625	-42.0%	49,014	-50.7%	112,792	193,037	-41.6%
Futures	283	579	-51.0%	670	-57.7%	18,702	37,032	-49.5%	43,560	-57.1%	96,001	174,532	-45.0%
Options	83	72	15.2%	84	-1.5%	5,457	4,593	18.8%	5,454	0.1%	16,791	18,505	-9.3%
Equity Index Products	78	98	-20.1%	74	5.0%	5,162	6,262	-17.6%	4,842	6.6%	19,054	14,375	32.5%

Commodity Products	94	89	6.1%	100	-6.0%	6,236	5,701	9.4%	6,532	-4.5%	17,639	16,761	5.2%

U.S. Derivatives Products (contracts in thousands)
Avg. Net Revenue Per Contract (ex. Liffe U.S. volumes)	$0.165	$0.156	5.8%	0.144	14.6%	$0.165	$0.156	5.8%	0.144	14.6%

Equity Options Contracts[3]	3,513	4,376	-19.7%	3,533	-0.6%	224,809	280,070	-19.7%	222,578	1.0%	758,723	725,134	4.6%
Total Consolidated Options Contracts	13,627	15,879	-14.2%	13,812	-1.3%	872,105	1,016,261	-14.2%	870,150	0.2%	2,787,252	2,794,081	51.2%

Share of Total Consolidated Options Contracts	25.8%	27.6%		25.6%		25.8%	27.6%		25.6%		27.2%	26.0%

NYSE Liffe U.S.

Futures and Futures Options Volume*	46.1	63.3	-27.1%	66.4	-30.5%	3,043.2	4,111.7	-26.0%	4,247.6	-28.4%	10,796.0	15,178.2	-28.9%

European Cash Products (trades in thousands)	1,339	1,470	-8.9%	1,318	1.5%	88,352	92,600	-4.6%	85,695	3.1%	266,371	294,556	-9.6%
Avg. Net Revenue Per Transaction	$0.543	$0.562	-3.4%	$0.537	1.1%	$0.543	$0.562	-3.4%	$0.537	1.1%
Avg. Net Revenue Per Transaction - Currency Neutral	$0.543	$0.570	-4.7%	$0.537	1.1%	$0.543	$0.570	-4.7%	$0.570	-4.7%

Equities	1,295	1,418	-8.7%	1,272	1.8%	85,484	89,352	-4.3%	82,698	3.4%	257,036	284,805	-9.8%
Exchange-Traded Funds	13	15	-14.4%	13	0.5%	835	932	-10.4%	819	2.0%	2,616	2,650	-1.3%
Structured Products	27	32	-15.5%	28	-4.2%	1,781	2,011	-11.5%	1,831	-2.7%	5,810	6,125	-5.1%
Bonds	4	5	-21.4%	5	-28.8%	251	305	-17.7%	348	-27.7%	910	976	-6.7%

U.S. Cash Products (shares in millions)	1,413	1,626	-13.1%	1,583	-10.8%	90,413	104,043	-13.1%	99,758	-9.4%	287,177	325,180	-11.7%
Avg. Net Revenue Per 100 Shares Handled	$0.0490	$0.0473	3.6%	$0.0401	22.2%	$0.0490	$0.0473	3.6%	$0.0401	22.2%

NYSE Listed (Tape A) Issues [4]

Handled Volume [5]	1,004	1,154	-13.0%	1,134	-11.5%	64,233	73,870	-13.0%	71,463	-10.1%	205,310	232,644	-11.7%
Matched Volume [6]	970	1,113	-12.9%	1,078	-10.0%	62,092	71,262	-12.9%	67,921	-8.6%	197,956	220,535	-10.2%
Total NYSE Listed Consolidated Volume	3,143	3,608	-12.9%	3,412	-7.9%	201,139	230,911	-12.9%	214,981	-6.4%	647,161	703,537	-8.0%

Share of Total Consolidated Volume
Handled Volume [5]	31.9%	32.0%		33.2%		31.9%	32.0%		33.2%		31.7%	33.1%
Matched Volume [6]	30.9%	30.9%		31.6%		30.9%	30.9%		31.6%		30.6%	31.3%

NYSE Arca, MKT and Regional (Tape B) Listed Issues

Handled Volume [5]	241	286	-15.7%	222	8.5%	15,430	18,298	-15.7%	14,005	10.2%	47,194	48,029	-1.7%
Matched Volume [6]	223	263	-15.3%	202	10.1%	14,256	16,823	-15.3%	12,741	11.9%	43,514	43,238	0.6%
Total NYSE Arca & NYSE MKT Listed Consolidated Volume	1,026	1,248	-17.7%	939	9.2%	65,684	79,841	-17.7%	59,184	11.0%	205,192	203,650	0.8%

Share of Total NYSE Arca & NYSE MKT Listed Consolidated Volume
Handled Volume [5]	23.5%	22.9%		23.7%		23.5%	22.9%		23.7%		23.0%	23.6%
Matched Volume [6]	21.7%	21.1%		21.5%		21.7%	21.1%		21.5%		21.2%	21.2%

Nasdaq Listed Issues (Tape C)

Handled Volume [5]	168	186	-9.5%	227	-25.9%	10,750	11,875	-9.5%	14,289	-24.8%	34,673	44,507	-22.1%
Matched Volume [6]	150	166	-9.7%	196	-23.6%	9,578	10,610	-9.7%	12,342	-22.4%	30,946	38,067	-18.7%
Total Nasdaq Listed Consolidated Volume	1,631	1,781	-8.4%	1,661	-1.8%	104,370	113,979	-8.4%	104,663	-0.3%	327,665	329,548	-0.6%

Share of Total Nasdaq Listed Consolidated Volume
Handled Volume [5]	10.3%	10.4%		13.7%		10.3%	10.4%		13.7%		10.6%	13.5%
Matched Volume [6]	9.2%	9.3%		11.8%		9.2%	9.3%		11.8%		9.4%	11.6%

Exchange-Traded Funds [5,7]

Handled Volume [5]	223	267	-16.5%	205	8.8%	14,266	17,094	-16.5%	12,903	10.6%	44,093	45,002	-2.0%
Matched Volume [6]	206	245	-16.0%	186	10.6%	13,190	15,694	-16.0%	11,739	12.4%	40,645	40,453	0.5%
Total ETF Consolidated Volume	964	1,203	-19.9%	890	8.4%	61,715	77,019	-19.9%	56,048	10.1%	196,288	196,741	-0.2%

Share of Total ETF Consolidated Volume
Handled Volume [5]	23.1%	22.2%		23.0%		23.1%	22.2%		23.0%		22.5%	22.9%
Matched Volume [6]	21.4%	20.4%		20.9%		21.4%	20.4%		20.9%		20.7%	20.6%

[1]	Data includes currency products.
[2]	Includes trading activities for Bclear, NYSE Liffe’s service for Equity OTC derivatives.
[3]	Includes trading in U.S. equity options contracts, not equity-index options.
[4]	Includes all volume executed in NYSE Euronext’s U.S. crossing sessions.
[5]	Represents the total number of shares of equity securities and ETFs internally matched on the NYSE Euronext’s U.S. exchanges or routed to and executed at an external market center. NYSE Arca routing includes odd-lots.
[6]	Represents the total number of shares of equity securities and ETFs executed on the NYSE Euronext’s U.S. exchanges.
[7]	Data included in previously identified categories.
*	ADVs calculated with the appropriate number of NYSE Liffe U.S. trading days.

Source: NYSE Euronext, Options Clearing Corporation and Consolidated Tape as reported for equity securities.

All trading activity is single-counted, except European cash trading which is double counted to include both buys and sells.

NYSE Euronext

Selected Statistical Data:

Other Operating Statistics

	Three Months Ended
(Unaudited)	Sept. 30, 2013	June 30, 2013	Sept. 30, 2012
NYSE Euronext Listed Issuers

NYSE Listed Issuers

Issuers listed on U.S. Markets[1]	2,957	2,942	2,951
Number of new issuer listings[1]	61	88	44
Capital raised in connection with new listings ($millions)[2]	$7,149	$8,982	$5,865

Euronext Listed Issuers

Issuers listed on Euronext[1]	880	884	906
Number of new issuer listings[3]	5	14	6
Capital raised in connection with new listings ($millions)[2]	$60	$1,207	$3

NYSE Euronext Market Data

NYSE Market Data[4]

Share of Tape A revenues (%)	39.5%	40.3%	41.4%
Share of Tape B revenues (%)	27.3%	26.7%	27.2%
Share of Tape C revenues (%)	13.5%	13.5%	15.4%
Professional subscribers (Tape A)	313,426	331,241	349,445

Euronext Market Data

Number of terminals	195,914	202,389	211,850

NYSE Euronext Operating Expenses

NYSE Euronext employee headcount

NYSE Euronext headcount[5]	3,142	3,154	3,061

NYSE Euronext Financial Statistics

NYSE Euronext foreign exchange rate

Average €/US$ exchange rate	$1.325	$1.306	$1.252
Average £/US$ exchange rate	$1.551	$1.536	$1.581

[1]	Figures for NYSE listed issuers include listed operating companies, special-purpose acquisition companies and closed-end funds listed on the NYSE and NYSE MKT and do not include NYSE Arca or structured products listed on the NYSE. There were 1,406 ETPs exclusively listed on NYSE Arca as of September 30, 2013. There were 360 corporate structured products listed on the NYSE as of September 30, 2013. Figures for new issuer listings include NYSE new listings (including new operating companies, special-purpose acquisition companies and closed-end funds listing on NYSE) and new ETP listings on NYSE Arca (NYSE MKT is excluded). Figures for Euronext present the operating companies were listed on Euronext and do not include NYSE Alternext, Free Market, closed-end funds, ETFs and structured product (warrants and certificates). As of September 30, 2013, 181 companies were listed on NYSE Alternext, 242 on Free Market and 655 ETPs were listed on NextTrack.
[2]	Euronext figures show capital raised in millions of dollars by operating companies listed on Euronext, NYSE Alternext and Free Market and do not include closed-end funds, ETFs and structured products (warrants and certificates). NYSE figures show capital raised in millions of dollars by operating companies listed on NYSE and NYSE Arca and do not include closed-end funds, ETFs and structured products.
[3]	Euronext figures include operating companies listed on Euronext, NYSE Alternext and Free Market and do not include closed-end funds, ETFs and structured products (warrants and certificates).
[4]	“Tape A” represents NYSE listed securities, “Tape B” represents NYSE Arca and NYSE MKT listed securities, and “Tape C” represents Nasdaq listed securities. Per Regulation NMS, as of April 1, 2007, share of revenues is derived through a formula based on 25% share of trading, 25% share of value traded, and 50% share of quoting, as reported to the consolidated tape. Prior to April 1, 2007, share of revenues for Tape A and B was derived based on number of trades reported to the consolidated tape, and share of revenue for Tape C was derived based on an average of share of trades and share of volume reported to the consolidated tape. The consolidated tape refers to the collection and dissemination of market data that multiple markets make available on a consolidated basis. Share figures exclude transactions reported to the FINRA/NYSE Trade Reporting Facility.
[5]	Headcount as of March 31, 2013 included 120 employees from the insourcing of offshore resources as part of the January 2013 creation of NYSE Philippines.

Source: NYSE Euronext, Options Clearing Corporation and Consolidated Tape as reported for equity securities.